Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 23, 2022 with respect to the consolidated financial statements of ALD Advanced Logistics Developments Ltd. included in Amendment No. 2 to the Registration Statement (Form F-4 No. 333-267035) and related prospectus of Hub Cyber Security (Israel) Ltd.

Tel Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
November 17, 2022	A Member of Ernst & Young Global